UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy Conditions.

As previously reported, on April 3, 2007 the Company was notified of its failure to meet the minimum shareholder’s equity requirement for listing on the NASDAQ Global Market. As noted in its press release dated May 10, 2007 (which was attached as Exhibit 99.1 to the Form 8-K filed on May 10, 2007), the Company has decided to apply for listing on the NASDAQ Capital Market given that the company feels that its investors are comfortable with the Capital Market and given that the increased cost of staying on the Global Market is not currently justified by any incremental benefits. The company currently meets all of the continued listing requirements for the Capital Market. There can be no assurance that the Company’s application to list on the NASDAQ Capital Market will be accepted.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: May 11, 2007	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary